     As filed with the Securities and Exchange Commission on June 21, 1996

                                                        Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 ____________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       AMISYS Managed Care Systems, Inc.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   13-3355918
                   ---------------------------------------
                      (I.R.S. employer identification no.)

              30 West Gude Drive, 5th Floor, Rockville, MD  20850
         -------------------------------------------------------------
            (Address of principal executive offices)     (Zip code)

          AMISYS Managed Care Systems, Inc. 1994 Equity Incentive Plan
          ------------------------------------------------------------
         AMISYS Managed Care Systems, Inc. Directors' Stock Option Plan
         --------------------------------------------------------------
                           (Full title of the plans)

                                 Kevin R. Brown
                Chairman, President and Chief Executive Officer
                       AMISYS Managed Care Systems, Inc.
                         30 West Gude Drive, 5th Floor
                           Rockville, Maryland  20850
                      --------------------------------------------
                    (Name and address of agent for service)

                                 (301) 251-8600
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)
                                    Copy to:
                               Michael J. Silver
                             Hogan & Hartson L.L.P.
                            111 South Calvert Street
                           Baltimore, Maryland  21202
                                 (410) 659-2741

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
          Title of securities               Amount to be         Proposed          Proposed  maximum           Amount of
            to be registered               registered(1)     maximum offering     aggregate offering      registration fee(1)
                                                            price per share(1)         price(1)
- --------------------------------------------------------------------------------------------------------------------------------
                                            (a)   601,600        (a) $ 1.84          (a)  1,108,660            (a)    382
 Common Stock, par value $.001 per share
                                            (b) 1,351,400        (b) $23.00          (b) 31,082,200            (b) 10,718



                                                                                                         Total Fee:   $11,100
=================================================================================================================================

         (1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on (a) the weighted average option exercise price of $1.84 per share for the 601,600 Shares issuable upon exercise of currently outstanding options and (b) the average of the bid and asked prices of $23.00 per share of AMISYS Managed Care Systems, Inc. on the NASDAQ/National Market System on June 20, 1996 with respect to the other 1,351,400 shares otherwise issuable under the plans listed above.

- --------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to each person eligible to participate in the AMISYS Managed Care Systems, Inc. 1994 Equity Incentive Plan ("Incentive Plan") and AMISYS Managed Care Systems, Inc. Directors' Stock Option Plan ("Directors' Plan")
    (collectively the "Plans") as specified by Rule 428(b)(1).   In accordance
    with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference.

         AMISYS Managed Care Systems, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K, as amended for the year ended December 31, 1995;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 11, 1995 and registering shares of Common Stock pursuant to Section 12(g) of the Exchange Act.

         In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of
    Section 18 of the Exchange Act.

    Item 4.  Description of Securities.

         A description of the Registrant's Common Stock is incorporated by reference into this Registration Statement under Item 3.

    Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

    Item 6.  Indemnification of Directors and Officers.

         Item 14 of Part II of the Registration Statement of the Registrant on Form S -1 (Registration No. 33-99030) is hereby incorporated by reference into this Registration Statement.

                              *        *        *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

              Exhibit
              -------
              Number       Description
              ------       -----------
               3.02        Amended and Restated Certificate of Incorporation of
                           AMISYS Managed Care Systems, Inc. (incorporated by reference to Exhibit 3.02, Registration Statement on
                           Form S-1, Registration No. 33-99030, declared effective on December 19, 1995)

               3.04 Amended and Restated Bylaws of AMISYS Managed Care Systems, Inc. (incorporated by reference to Exhibit 3.04, Registration Statement on Form S-1, Registration No. 33-99030, declared effective on December 19, 1995)

               5 Opinion of Hogan & Hartson L.L.P. Regarding the Legality of the Shares of Common Stock Being Registered

               10.02 AMISYS Managed Systems, Inc. 1994 Equity Incentive Plan, as amended

               10.13 AMISYS Managed Care Systems, Inc. Directors' Stock Option Plan

               10.14 Form of Stock Option Agreement related to the 1994 Equity Incentive Plan

               10.15 Form of Stock Option Agreement related to the Directors' Stock Option Plan

               23.01       Consent of Hogan & Hartson L.L.P. (included in
                           Exhibit 5)

               23.02       Consent of Independent Auditors

               24.01       Power of Attorney



Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                                                      PROSPECTUS
                                                                      ----------

                          AMISYS MANAGED CARE SYSTEMS
               SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

                               ----------------

                            OFFERED PURSUANT TO THE
  AMISYS MANAGED CARE SYSTEMS, INC. 1994 EQUITY INCENTIVE PLAN AND DIRECTORS'
                               STOCK OPTION PLAN

                               ----------------

          This Prospectus covers an aggregate of 1,953,000 shares (subject to adjustment under certain circumstances) of common stock, par value $.001 per share (the "Common Stock"), of AMISYS Managed Care Systems, a Delaware corporation (the "Company"), issuable by the Company upon exercise of stock options granted under the AMISYS Managed Care Systems, Inc. 1994 Equity Incentive Plan ("Incentive Plan") and Directors' Stock Option Plan ("Directors' Plan") (collectively the "Plans") and the resale of common stock issuable upon exercise of such options and the resale of restricted Stock issued pursuant to the Plans. See "General Information."

                               ----------------

          No person has been authorized to give any information or to make any representations other than those contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or in the Plans since the date hereof, or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                               ----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                                ---------------



                 The date of this Prospectus is June 21, 1996.

                              GENERAL INFORMATION

         This document (the "Prospectus") constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended (the "1993 Act"). The Prospectus does not contain all of the information set forth in the Registration Statement filed with the Securities and Exchange Commission (the "Commission") for registration of such securities (the "Registration Statement"), certain portions of which have been omitted in accordance with the rules and regulations of the Commission. The information omitted may be obtained from the Commission's Public Reference Room upon payment of the fees prescribed. The Company undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents or parts thereof containing information incorporated by reference in Item 3 of Part II of the Registration Statement, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), which documents are incorporated by reference in this Prospectus. Such requests should be directed to AMISYS Managed Care Systems, Inc., Attention: Julie Pulzone. The Company's telephone number is (301) 251-8600. Additional copies of this Prospectus also may be obtained upon request at such address or telephone number.

          This Prospectus covers the shares (the "Shares") of voting Common Stock issuable by the Company upon exercise of options (the "Options") granted under the Plans and the resale of Shares held by affiliates and the resale of restricted Shares held by affiliates and non-affiliates. All Options and Restricted Shares will be evidenced by a written agreement which will incorporate by reference both the terms of the grant and the provisions of the applicable Plan.

          The Directors' Plan was adopted by the Board of Directors of the Company (the "Board") on April 15, 1996 and was approved by the shareholders of the Company on May 30, 1996. The Directors' Plan became effective on
May 30, 1996 (the "Effective Date") and will terminate on May 30, 2006. The Incentive Plan was adopted by the Board of Directors in May 1994 and was amended in November 1995. The stockholders of the Company approved the Incentive Plan in November 1995.

          Option holders and Shareholders who are affiliates of the Company may sell the Shares acquired under this Prospectus only pursuant to a registration statement and prospectus or pursuant to an available exemption from the registration requirements of the 1933 Act. An "affiliate" is a person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Persons who are affiliates of the Company should consult both their own and the Company's counsel if they wish to resell Shares acquired under this Prospectus. Shareholders who acquired restricted Shares through the exercise of options or through a restricted stock award may resell the Shares pursuant to this Registration Statement by means of the reoffer prospectus which is included as part of this Registration Statement. However, until such time as the Company meets the registrant requirements of Form S-3, the amount of securities to be reoffered or resold by means of the reoffer prospectus by any person (and any other person with whom he or she is acting in concert for the purpose of selling securities of the Company, may not exceed, during any three month period, the amount specified in Rule 144(E) of the Securities Act of 1933. Optionholders who are not affiliates of the Company may sell Shares acquired under this Prospectus without regard to these restrictions.

          In addition, Optionholders or Shareholders who are officers or directors of the Company or beneficial owners of more than five percent of the Common Stock are advised to consult their counsel as to the applicability of Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to their transactions under the Plans. Section 13(d) requires beneficial owners of more than five percent of the Common Stock to file certain reports with the Commission. Section 16 requires officers, directors, and beneficial owners of more than ten percent of the Common Stock to file with the Commission of their transactions in the Company's Common Stock. Moreover, persons subject to Section 16 may be required to turn over to the Company any profits realized upon a purchase and sale of the Company's Common Stock within a period of less than six months. The Company has designed and adopted its Plans with the intention of qualifying for certain exemptions from Section 16 available pursuant to the regulations of the Commission.

          The summary herein of the Plans do not purport to be complete, and reference is made to the Plans (copies of which are filed exhibits to this Registration Statement and incorporated herein by reference for a full and complete statement of the terms and provisions thereof. Copies of the Plans are available from the Company upon request. Each Optionee should refer to the Plans and his or her particular Option or Stockholders' Agreement for information concerning the specific terms and conditions of his or her Options or Shares.

          The principal executive offices of the Company are located at 30 West Gude Drive, 5th Floor, Rockville, Maryland 20850, and its telephone number is
(301) 251-8600.

                              THE DIRECTORS' PLAN


      The Directors' Plan provides for the award of stock options to non-employee directors. The following is a brief summary of the principal features of the Directors' Plan proposed by the Board of Directors, which the Company believes is a fair and complete summary of the Directors' Plan. This summary is qualified in its entirety by reference to the terms of the Directors' Plan included as an exhibit to this Registration Statement.

Objectives

      The objectives of the Directors' Plan are to provide Directors with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation; to join the interests of the outside directors, through the opportunity for increased stock ownership, with the interests of the Corporation's stockholders; and to attract outside directors in the future and encourage them to remain on the Board of Directors of the Corporation.

Eligibility

      Any director who is member of the Corporation's Board of Directors who is not an officer or employee of the Corporation is eligible to receive options under the Directors' Plan.

Stock Options

      All options to be granted under the Directors' Plan are non-statutory stock options for purposes of tax treatment under the Code.

      Stock Options granted under the Directors' Plan give the optionholder the right to purchase Common Stock at a price (the "Option Exercise Price") fixed in the Stock Option Agreement executed by the optionholder and the Corporation at the time of grant. The Option Exercise Price will not be less than the fair market value of a share of the authorized and issued Common Stock on the date the option is granted. "Fair Market Value" for purposes of the Directors' Plan generally will be equal to the closing price for the Corporation's Common Stock on the day prior to date of grant. The period for exercising an option begins six months after the option is granted and generally ends ten years from the date the option is granted. Options granted under the Plan become "vested" in the optionholder immediately. During the period an option is exercisable, the optionholder may pay the purchase price for the shares subject to the option in cash or in shares of Common Stock of the Company.

    Shares Available Under the Directors' Plan

         An aggregate of 300,000 shares of Common Stock are reserved for
    issuance to participants under the Directors' Plan.   In the event of any
    changes in the Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalization, mergers, consolidations, combinations or other exchanges of shares and the like, appropriate adjustments will be made by the Board of Directors to the number of shares of Common Stock available for issuance under the Directors' Plan, the number of shares subject to outstanding options and/or the exercise price per share of outstanding options, as necessary substantially to preserve optionholders' economic interests in their options.

         No shares will be issued under the Directors' Plan until full payment therefor has been made to the Corporation. A holder of an option will have none of the rights of a stockholder (i.e., voting, dividend and other ownership rights) until the shares are issued to him or her.

         Shares subject to an option which remain unpurchased at the expiration, termination or cancellation of an option will again be available for use under the Directors' Plan, but shares surrendered as payment for an option, as described above, will not again be available for use under the Directors' Plan.

         Each director who is serving on the Board of Directors after adoption of the Directors' Plan, will receive an option to purchase 3,000 shares of stock on the day following the annual meeting of stockholders. At the May 30, 1996 annual meeting of stockholders, options to purchase $18.00 shares were granted to non-employee directors of the Corporation at an exercise price of $23.00 per share. In general, each director will also be entitled to an option to receive 3,000 shares of stock on the day following each succeeding annual meeting of stockholders provided that he or she is a director on the date of such grant.

    Transferability

         Options awarded under the Directors' Plan are not transferable or assignable except by will or by the laws of descent. During an optionholder's lifetime, options may be exercised only by the optionholder and may not be transferred or assigned or encumbered by a lien or other security interest.

    Administration of the Directors' Plan

         The Directors' Plan is administered by the Administrator who will be the Chief Financial Officer of the Corporation or such other person designated by the Board of Directors of the Corporation.

    Amendment and Discontinuance

         The Board of Directors has the right at any time and from time to time to amend, modify, or discontinue the Directors' Plan. However, no such amendment, modification, or discontinuance will revoke or alter the terms of any valid option previously granted in accordance with the Directors' Plan without the consent of the holder of the option unless necessary to bring the option into compliance with applicable law. Also, no action of the Board of Directors may, without approval by the affirmative vote of a majority of the votes of stockholders cast at a meeting at which a quorum is present, (i) increase the maximum number of shares of Common Stock subject to the Directors' Plan, (ii) materially increase the benefits accruing to participants under the Directors' Plan, or (iii) materially modify the requirements for eligibility under the Directors' Plan.

    Government Regulations

         The Directors' Plan and the grant and exercise of options thereunder shall be subject to all applicable governmental rules and regulations; and, notwithstanding any other provision of the Directors' Plan or any Stock Option Agreement to the contrary, the Board of Directors may in its discretion make such changes in the Directors' Plan and such Stock Option Agreements as may be required, in its discretion, to conform the Directors' Plan and such Stock Option Agreements to such rules and regulations.

    Tax Treatment

         An optionholder will recognize no income at the time a stock option under the Directors' Plan is granted. Upon the exercise of such option for cash, except as set forth below, the participant will recognize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Corporation will be entitled to a deduction from income in the same amount if the Corporation withholds from the optionholder.

         When an optionholder disposes of shares acquired by the exercise of an option, any amount received in excess of the fair market value of the shares on the date of exercise of the stock option will be treated as long or short-term capital gain, depending upon the holding period of the shares.
    If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term loss, depending upon the holding period of the shares.

                The exercise of an option by the exchange of unrestricted shares already owned by the optionholder will not result in any taxable gain or loss on the unrealized appreciation or depreciation of the shares so used. The Internal Revenue Service has ruled that, if the option exercised is a non-statutory stock option, (i) a number of shares of the stock received equal to the number of shares surrendered will have the same basis as the shares surrendered, and (ii) the remaining shares received will have a basis equal to their fair market value on the date of exercise (i.e., the compensation income recognized upon exercise). For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of the shares surrendered only if the shares received have the same basis, in whole or in part, in the optionholder's hands as the shares surrendered.

                               THE INCENTIVE PLAN

                In May 1994, the Company's Board of Directors adopted the 1994 Equity Incentive Plan (the "Incentive Plan"). The Stockholders of the Company approved the Incentive Plan in November 1995. The purpose of the Incentive Plan is to improve business results by providing eligible individuals with an opportunity to acquire an increased personal interest in the Company's business. Payment of the exercise price for options granted under the Incentive Plan may be made in cash, shares of Common Stock or a combination of both.

                All employees, directors and consultants are eligible to receive options or restricted shares of Common Stock under the Incentive Plan (collectively, "Incentive Awards"). The Incentive Plan is currently administered by the Board of Directors, and may be administered by a committee appointed by the Board of Directors. The Incentive Plan is intended to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Board of Directors will select recipients of Incentive Awards and will determine the nature of the Incentive Award granted, the number of shares granted or subject to each option, the option vesting schedule and other terms and conditions of each option or Restricted Share. The Board of directors may amend or discontinue the Incentive Plan and the Board may amend awards or provide substitute awards provided that such amendment or substitution does not adversely affect rights under any outstanding Incentive Award.

                The number of shares that may be issued pursuant to Incentive Awards under the Incentive Plan shall not exceed an aggregate of 1,800,000 shares. All options granted pursuant to the Incentive Plan are exercisable in accordance with a vesting schedule which is set at the time of the issuance of the option and may not be exercised more than ten years from the date of grant Options granted under the Incentive Plan may be incentive stock options intended to qualify under Section 422 of the Code or options not intended to so qualify. The Incentive Plan requires the exercise price of incentive stock options to be at least equal to the fair market value of the Common Stock on the date of the grant. In the case of options granted to a stockholder, either directly or indirectly, holding in excess of 10% of the Common Stock, the option exercise price must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and such option may not be exercised more than five years from the date of grant.

                Generally, all unexercised options terminate three months following the date an optionee ceases to be employed by the Company or any affiliate or subsidiary of the Company other than by reason of disability or death (but not later than the expiration date) whether or not such termination is voluntary. Generally, any option held by an employee who dies or who ceases to be employed because of disability must be exercised by the employee or his representative within one year after the employee dies or cases to be an employee (but not later than the expiration date). The Board may, however, provide that an option may be exercised over a longer period of time following termination of employment (but no later than the option expiration date). Incentive awards are not transferable, except in the event of death by the decedent's estate; provided that restricted stock may be transferred or assigned after the applicable restriction on the shares has terminated.

                        FEDERAL INCOME TAX CONSEQUENCES

         The grant of an option under the Plans will not be a taxable event for an Optionee or the Company. Upon the exercise of non-qualified options, Optionees will recognize income equal to the difference between the exercise price and the fair market value of the Shares. If the Company complies with applicable reporting requirements, it generally will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes any ordinary income on exercise (subject to certain limitations). Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of an option, the Optionee will have a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the Shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the option was exercised).

         If the Optionee surrenders Shares in payment of part or all of the exercise price for nonqualified options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option), and the Optionee will be treated as receiving an equivalent number of Shares pursuant to the exercise of the option in a nontaxable exchange. The basis for an equivalent number of option shares received, and the new Shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the Shares received pursuant to the exercise of the option will be taxed as ordinary income.

         In the case of an incentive stock option, an Optionee who satisfies certain requirements will not recognize income at the time the option is exercised (except that the alternative minimum tax may apply) and will recognize long-term capital gain upon a subsequent disposition of the Shares if the Optionee holds the Shares for at least two years after the date of grant and for one year after the date of exercise. To qualify for the foregoing tax treatment, the Optionee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. The three-month period is extended if the Optionee's termination of employment results from death or disability. If all of the foregoing requirements are met except for the one-year or two-year holding period mentioned above, the Optionee will recognize ordinary income upon the disposition of the stock in an amount equal to the excess of the fair market value of the stock at the time the option was exercised over the option exercise price. The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income.

         If an Optionee exercises an incentive stock option by tendering Shares with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the Optionee had acquired the shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above).

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to incentive and nonstatutory options granted under the Plans. While the Company believes that the foregoing statements accurately summarize existing provisions of the Internal Revenue Code and the legislative history, regulations and administrative and judicial interpretations thereof, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, Optionees should consult their own tax advisors concerning the tax consequences of the grant, exercise or surrender of options under the Plans and the disposition of any stock acquired pursuant to the exercise of such options.

         The Company has the right to deduct from payments of any kind otherwise due to an Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon the exercise of an option under the Plans. At the time of exercise, the Optionee must pay to the Company any amount that the Company reasonably determines to be necessary to satisfy this withholding obligation. Subject to the prior approval of the Company, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold Shares otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company Shares already owned by the Optionee. The Shares so delivered or withheld must have a fair market value equal to the Optionee's withholding obligations. The fair market value of the Shares used to satisfy such withholding obligation will be determined by the Company as of the date that the amount of tax to be withheld is to be determined.

         An award of restricted Shares will create no immediate tax consequences for the employee or the Company (unless the employee makes an election pursuant to Section 83(b) of the Internal Revenue Code). The employee will recognize taxable income when restricted Shares become vested, in an amount equal to the fair market value of the restricted Shares on the date of vesting less any consideration paid by the employee for such Shares. If the employee makes an election pursuant to Section 83(b) of the Internal Revenue Code, the employee will recognize taxable income at the time the restricted Shares are awarded in an amount equal to the value of such Shares at the time of the award less any consideration paid by the employee for such Shares. The Company generally will be allowed a business expense deduction for the amount of any taxable income recognized by the employee at the time such income is recognized (assuming applicable reporting requirements are complied with). Section 162(m) of the Internal Revenue Code, however, may limit the deduction that can be claimed by the Company in certain circumstances in which the Chief Executive Officer or the four other most highly compensated officers of the Company realize total compensation for the taxable year in excess of $1,000,000.

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to restricted Shares granted under the Incentive Plan. While the Company believes that the foregoing statements accurately summarize existing provisions of the Internal Revenue Code and the legislative history, regulations and administrative and judicial interpretations thereof, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur which would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, optionees should consult their own tax advisors concerning the tax consequences of the grant, exercise or surrender of restricted Shares under the Plan and the disposition of any stock acquired pursuant to the grant of restricted Shares.

         The Company has the right to deduct from payments of any kind otherwise due to a holder of an award of restricted Shares any federal, state or local taxes of any kind required by law to be withheld with respect to awards granted under the Incentive Plan. At the time of termination of the Limitation Period, the holder must pay to the Company any amount that the Company reasonably determines to be necessary to satisfy this withholding obligation. Subject to the prior approval of the Company , the holder may satisfy the withholding requirement by delivering to the Company Shares already owned by the holder. The Shares so delivered or withheld must have a fair market value equal to the holder's withholding obligations. The fair market value of the Shares used to satisfy such withholding obligation will be determined by the Company as of the date that the amount of tax to be withheld is to be determined.

                           INCORPORATION BY REFERENCE

              The Company hereby incorporates by reference into this registration statement the following documents filed by it, with the
    Commission:

              (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

              (b) All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since December 31, 1995; and

              (c) The description of the Company's common stock contained in the Company's Registration Statement on Form S-1, No. 33-99030, filed with the Commission on November 7, 1995, which is an exhibit to the Company's Form 8-A registration statement filed with the Commission on December 11, 1995.

              In addition, all documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of filing of such documents.

              This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. The information omitted may be obtained as described under "General Information."

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on June 21, 1996.

                                          AMISYS MANAGED CARE SYSTEMS, INC.

                                          By:    /s/ Robert J. Sullivan
                                             ------------------------------
                                                        Robert J. Sullivan
                                                         Vice President

         We, the undersigned officers and directors of AMISYS Managed Care Systems, Inc., hereby severally and individually constitute and appoint Kevin R. Brown, Robert J. Sullivan and Michael J. Silver, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-1 and any additional Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      /s/ Kevin R. Brown              Chief Executive Officer, President      June 21, 1996
- ----------------------------------    and Director (Principal Executive
            Kevin R. Brown            Officer)


      /s/ Robert J. Sullivan          Vice President, Chief Financial         June 21, 1996
- ----------------------------------    Officer (Principal Financial
            Robert J. Sullivan        Officer and Principal Accounting
                                      Officer)


      /s/ Peter J. Barris             Director                                June 21, 1996
- ----------------------------------
            Peter J. Barris

      /s/ Howard E. Cox, Jr.          Director                                June 21, 1996
- ----------------------------------
            Howard E. Cox, Jr.

      /s/ Donald B. Hebb, Jr.         Director                                June 20, 1996
- ----------------------------------
            Donald B. Hebb, Jr.

      /s/ Arthur J. Marks             Director                                June 20, 1996
- ----------------------------------
            Arthur J. Marks

      /s/ Thomas O. Pyle              Director                                June 21, 1996
- ----------------------------------
            Thomas O. Pyle

                                 EXHIBIT INDEX


          Exhibit                                                    Sequential
          Number              Description                            Page Number
          ------              -----------                            -----------
           3.02               Amended and Restated Certificate of         *
                              Incorporation of AMISYS Managed Care
                              Systems, Inc.

           3.04               Amended and Restated Bylaws of AMISYS       *
                              Managed Care Systems, Inc.

           5                  Opinion of Hogan & Hartson L.L.P.
                              Regarding the Legality of the Shares
                              of Common Stock Being Registered

          10.02               AMISYS Managed Care Systems, Inc.
                              1994 Equity Incentive Plan, as amended

          10.13               AMISYS Managed Care Systems, Inc.
                              Directors' Stock Option Plan

          10.14               Form of Stock Option Agreement
                              related to the 1994 Equity Incentive
                              Plan

          10.15               Form of Stock Option Agreement
                              related to the Directors Stock Option
                              Plan

          23.01               Consent of Counsel (contained in
                              Exhibit 5.01)

          23.02               Consent of Coopers & Lybrand L.L.P.

          24.01               Powers of Attorney                         **

    -------------

    * Included as an Exhibit to the Registrant's Registration Statement on Form S 1, Registration No. 33-99030, and incorporated herein by reference.

    **    Included in signature page.

                                                                       Exhibit 5



                                 June 21, 1996


    AMISYS Managed Care Systems, Inc.
    30 West Gude Drive, Fifth Floor
    Rockville, Maryland  20850

    Ladies and Gentlemen:

              This firm has acted as counsel to AMISYS Managed Care Systems, Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed on the date hereof (the "Registration Statement"), of 2,100,000 shares (the "Shares") of common stock, par value $.001 per share of the Company (the "Common Stock"), issued or issuable upon the exercise of options granted or to be granted or as restricted Shares awarded or to be awarded pursuant to the Company's 1994 Equity Incentive Plan and Directors' Stock Option Plan (collectively, the "Plans"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5) in connection with such registration.

              For purposes of this opinion letter, we have examined copies of the following documents:

              1.  The Registration Statement.

              2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on May 28, 1996 as being a true and complete copy of such document as filed with the Secretary of State Department and as certified by the Secretary of the Company on June 3, 1996 as being complete, accurate and in effect.

              3. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on June 3, 1996 as being complete, accurate and in effect.

              4. The Plans as adopted by the Board of Directors and stockholders of the Company and as certified by the Secretary of the Company on June 21, 1996 as being complete, accurate and in effect.

              5. Resolutions of the Board of Directors of the Company adopted on May 27, 1994, November 1, 1995, April 15, 1996 and June 3, 1996, as certified by the Secretary of the Company on June 21, 1996 as being complete, accurate and in effect, relating to, among other things, the approval of the Plans and the filing of the Registration Statement.

              6. Resolutions of the stockholders of the Company adopted by unanimous written consent on November 1, 1995, and at the Company's annual meeting of stockholders on May 30, 1996, as certified by the Secretary of the Company on June 21, 1996 as being complete, accurate and in effect, relating to, among other things, the approval of the Plans.

              For purposes of the opinions expressed below, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or of any other matters. In our examination of the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy, completeness and authenticity of all documents submitted to us and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. For the purposes of this opinion letter, we have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company, or any subsidiary of the Company, may be a party or may be subject. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

              This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws).

              Based upon, subject to and limited by the foregoing, we are of the opinion that the portion of the Shares not currently outstanding, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable and the portion of the Shares that are currently outstanding are validly issued, fully paid and non-assessable (assuming receipt of consideration therefor as provided in the resolutions of the Board of Directors).

              We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with filing of the Registration Statement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

              We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the reference made to us in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                              Sincerely yours,



                                              HOGAN & HARTSON L.L.P.

                                                                   Exhibit 10.02

                       AMISYS MANAGED CARE SYSTEMS, INC.

                           1994 EQUITY INCENTIVE PLAN


    SECTION 1.  GENERAL PURPOSE OF THE PLAN:  DEFINITIONS
                -----------------------------------------

    The name of the plan is the AMISYS Managed Care Systems, Inc. 1994 Equity Incentive Plan (the "Plan"). The purpose of the Plan, as amended in 1995, is to encourage and enable the officers, consultants and other key employees of ADVANTA Systems, Inc. (the "Company") upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The following terms shall be defined as set forth below:

    "Award" or "Awards" except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

    "Board" means the Board of the Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

    "Committee" means the Stock Option Committee which may, in the discretion of the Board, be the Compensation Committee of the Board. The Committee must consist of no fewer than two members of such board and shall be appointed by such board, or such other committee as the Board of Directors of the Company shall designate.

    "Disability" means an employee's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the employee's mental or physical disability, as determined by the Board in good faith in its sole discretion.

    "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 15.

    "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

    "Fair Market Value" on any given date means fair market value, as determined by the Board in good faith in its sole discretion.

    "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

    "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

    "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

    "Performance Share Award" means Awards granted pursuant to Section 8.

    "Restricted Stock Award" means Awards granted pursuant to Section 6.

    "Registration Date" means the date on which the Company first registers a class of equity securities under Section 12 of the Exchange Act.

    "Stock" means the Class B Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

    "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

    "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

    SECTION 2.  ADMINISTRATION OF PLAN; BOARD AUTHORITY TO SELECT PARTICIPANTS
                --------------------------------------------------------------
                  AND DETERMINE AWARDS
                  --------------------

    (a)          Board.  The Plan shall be administered by the Board which
                 ------
    shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or agreement entered into hereunder shall be final and conclusive.

    (b)          Committee.  The Board, in its sole discretion may delegate to
                 ----------
    the Committee such powers and authorities related to the administration of the Plan as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of the Company and applicable law. In the event that the Plan or any Award granted or agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 2(b). Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

    (c)          No Liability.  No member of the Board or of the Committee
                 -------------
    shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Award granted or agreement entered into hereunder.

    SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS; MERGERS;
                ----------------------------------------------------------
                  SUBSTITUTE AWARDS
                  -----------------

    (a)          Stock Issuable.  The maximum number of shares of Stock
                 --------------
    reserved and available for issuance under the Plan shall be 1,800,000 shares. For purposes of the foregoing limitations, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

    (b)          Recapitalizations.  If, through or as a result of any merger,
                 -----------------
    consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Board shall make an appropriate or proportionate adjustment in (i) the maximum number and kind of shares reserved for issuance under the Plan and in the form of Restricted Stock Awards, Unrestricted Stock Awards or Performance Share Awards, (ii) the maximum number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price as to which such Stock Options remain exercisable. The adjustment by the Board shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares.

    (c)          Mergers.  In the event a consolidation or merger or sale of
                 -------
    all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, (i) vesting and exercisability of all unvested and unexercisable Awards shall be accelerated as to fifty percent (50%) of the amount of the Award not then vested or exercisable and (ii) the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (x) provide that such Stock Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (y) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (z) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the business combination (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference -- between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

    (d)          Substitute Awards.  The Board may grant Awards under the Plan
                  -----------------
    in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Board may direct that the substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

    SECTION 4.  ELIGIBILITY
                -----------

    Participants in the Plan will be such full or part-time officers, employees or consultants of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Board, in its sole discretion.

    SECTION 5.  STOCK OPTIONS
                -------------

    (a)          General.  Any Stock Option granted under the Plan shall be in
                  -------
    such form as the Board may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after May 27, 2004.

    (b)          Stock Options Granted to Eligible Participants.  The Board in
                  ----------------------------------------------
    its discretion may grant Stock Options to eligible officers, employees or consultants of the Company or any Subsidiary. Stock Options granted to directors, officers, employees or consultants pursuant to this Section 5(b) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

                   (i)    Exercise Price.  The exercise price per share for the
                          --------------
              Stock covered by a Stock Option granted pursuant to this Section 5(b) shall be determined by the Board at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Pair Market Value on the grant date.

                   (ii)   Option Term.  The term of each Stock Option shall be
                          -----------
              fixed by the Board, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

                   (iii)  Exercisable Rights of a Stockholder.  Stock Options
                          -----------------------------------
              shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Board at or after the grant date the Board may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                   (iv)   Method of Exercise.  Stock Options may be exercised in
                          ------------------
              whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                        (A) In cash, by certified or bank check or other instrument acceptable to the Board;

                        (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Board in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                        (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure.

    Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

                   (v)    Vesting of Stock Options.  Stock Options shall vest in
                          -------------------------
              accordance with vesting schedule adopted by the Board in connection with the issuance of such Stock Options.

                   (vi)   Non-transferability of Options.  Except as otherwise
                          ------------------------------
              permitted by the Board, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                   (vii)  Termination by Reason of Death.  Any Stock Option held
                          ------------------------------
              by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of death may thereafter be exercised by the legal representative or legatee of the optionee, for a period of six months (or such longer period as the Board shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

                   (viii)  Termination by Reason of Disability.
                           -----------------------------------

                           (A) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Disability shall become fully exercisable and may thereafter be exercised, for a period of six months (or such longer period as the Board shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

                           (B) The Board shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability.

                           (C) Except as otherwise provided by the Board at any time, the death of an Optionee during the period provided in this Section 5(b)(vii) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

                   (ix)   Other Termination.  Unless otherwise determined by the
                          -----------------
              Board, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death or Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three months (or such longer period as the Board shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

                   (x)    Annual Limit on Incentive Stock Options.  To the
                          ---------------------------------------
              extent required for "incentive stock option" treatment under
              Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

                   (xi)   Limitation on Grants of Options.  The maximum number
                          -------------------------------
              of shares subject to Stock Options that can be granted under the Plan to any executive officer of the Company or its Subsidiaries, or to any other person eligible for a grant of a Stock Option under Section 5 is 500,000 shares for the first 10 years of the Plan and 50,000 shares per year thereafter.

                   (xii)  Form of Settlement.  Shares of Stock issued upon
                          ------------------
              exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

    SECTION 6.  RESTRICTED STOCK AWARDS
                -----------------------

    (a)       Nature of Restricted Stock Awards.  The Board may grant
              ---------------------------------
    Restricted Stock Awards to any director, officer, employee or consultant of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Board, shares of Stock subject to such restrictions and conditions as the Board may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of preestablished performance goals and objectives.

    (b)       Acceptance of Award.  A participant who is granted a Restricted
              -------------------
    Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 30 days (or such shorter date as the Board may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Board in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Board shall determine.

    (c)       Rights as a Stockholder.  Upon complying with Section 6(b) above,
              -----------------------
    a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.

    (d)       Restrictions.  Restricted Stock may not be sold, assigned,
              ------------
    transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. In the event of termination of services by the Company and its Subsidiaries for any reason other than death or Disability, the Company shall have the right, at the discretion of the Board, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative.

    (e)       Vesting of Restricted Stock.  The Board at the time of grant shall
              ---------------------------
    specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." A participant whose employment is terminated for reason of death or Disability shall become fully vested in his Restricted Stock on his termination date to the extent such vesting is otherwise contingent only on continued service with the Company. Where vesting is contingent on attainment of pre-established performance goals, the vesting of Restricted Stock in the case of death or Disability shall remain dependent on the attainment of such goals and shall be determined as of such date or dates specified by the Board.

    (f)       Waiver, Deferral and Reinvestment of Dividends.  The written
              ----------------------------------------------
    instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

    (g)       Vesting in Chief Executive Officer's Restricted Stock.  The
              -----------------------------------------------------
    Restricted Stock purchased by the Chief Executive Officer of the Company, as of May 24, 1994, is vested as to fifty percent (50%) of the shares purchased and the remaining shares of Restricted Stock purchased by the Chief Executive Officer of the Company, as of May 24, 1994, shall become vested at the rate of ten percent (10%) on or after May 24, 1995 (the "Anniversary Date") and an additional 10% on or after each of the next four anniversaries of the Anniversary Date, so long as the Chief Executive Officer has been employed continuously by the Company or a Subsidiary.

    SECTION 7.  UNRESTRICTED STOCK AWARDS
                -------------------------

    The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board) an Unrestricted Stock Award to any employee of the Company or any Subsidiary pursuant to which such employee may receive shares of Stock free of any restrictions under the Plan in lieu of any cash compensation to such employee.

    SECTION 8.  PERFORMANCE SHARE AWARDS
                ------------------------

    (a)       Nature of Performance Share Awards.  A Performance Share Award is
              ----------------------------------
    an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Board in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

    (b)       Restrictions on Transfer.  Performance Share Awards and all
              ------------------------
    rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

    (c)       Rights as a Shareholder.  A participant receiving a Performance
              -----------------------
    Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Board).

    (d)       Termination.  Except as may otherwise be provided by the Board at
               -----------
    any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason.

    (e)       Acceleration, Waiver, Etc.  At any time prior to the participant's
              -------------------------
    termination of employment by the Company and its Subsidiaries, the Board may in its sole discretion accelerate, waive or, subject to Section 11, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

    SECTION 9.  TAX WITHHOLDING
                ---------------

    (a)       Payment by Participant.  Each participant shall, no later than
              ----------------------
    the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (b)       Payment in Stock.  A participant may elect to have such tax
              ----------------
    withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

    SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC.
                 --------------------------------

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

    (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

    SECTION 11.  AMENDMENTS AND TERMINATION
                 --------------------------

    The Board may, at any time, amend or discontinue the Plan and the Board may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent.

    SECTION 12.  STATUS OF PLAN
                 --------------

    With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Board shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

    SECTION 13.  EFFECT OF CERTAIN TRANSACTIONS
                 ------------------------------

    In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation pursuant to a bona fide negotiated
                                                          ---------
    transaction with an unaffiliated third party in which the Company is acquired by another entity or in which the Company is not the surviving corporation, or (iii) the sale of all or substantially all of the assets of the Company to another entity in connection with a bona fide negotiated
                                                       ---------
    transaction with an unaffiliated third party, each outstanding Stock Option shall terminate on the effective date of such transaction. The Optionee's right to exercise previously unvested Stock Options under this Section 13 shall be contingent upon the consummation of the transaction giving rise to termination of any such Stock Option under this Section 13.

    SECTION 14.  GENERAL PROVISIONS
                 ------------------

    (a)       No Distribution Compliance with Legal Requirements.  The Board may
              --------------------------------------------------
    require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

    No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Board may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

    (b)       Delivery of Stock Certificates.  Delivery of stock certificates to
              ------------------------------
    participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

    (c)       Other Compensation Arrangements; No Enrollment Rights.  Nothing
              -----------------------------------------------------
    contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

    SECTION 15.  EFFECTIVE DATE OF PLAN
                 ----------------------

    This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company entitled to vote at a meeting of stockholders or by written consent. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

    SECTION 16.  GOVERNING LAW
                 -------------

              This Plan shall be governed by the law of the State of Delaware except to the extent such law is preempted by federal law.

    SECTION 17.  EXCHANGE ACT: RULE 16b-3
    -------------------------------------

    (a)       General.  The Plan is intended to comply with Rule 16b-3
              --------
    ("Rule 16b-3") under the Exchange Act from and after the Registration Date. From and after the Registration Date, any provision inconsistent with Rule 16b-3 (as in effect on the Registration Date) shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 17(b) hereof) or the Board (acting pursuant to
    Section 17(c) hereof), be inoperative and void. In addition, from and after the Registration Date, the provisions set forth in Sections 17(a) through 17(e) shall apply.

    (b)       Stock Option Committee.  From and after the Registration Date, the
              -----------------------
    Committee appointed pursuant to Section 2(b) hereof shall consist of not fewer than two members of the Board, neither of whom, during the period of service on such Committee and the year prior to service on such Committee, shall have been granted an Option under the Plan or been granted or awarded an option or other security under any plan of the Company other than as permitted under Rule 16b-3 and each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "disinterested person" as defined in Rule 16b-3.

    (c)       Action by the Board.  From and after the Registration Date, the
              --------------------
    Board may act under the Plan other than by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 17(b) hereof, only if all members of the Board are "disinterested persons" as defined in Rule 16b-3.

    (d)       Additional Restriction on Transfer of Stock.  From and after the
              --------------------------------------------
    Registration Date, no director, officer or other "insider" of the Company subject to Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

    (e)       Additional Requirement of Stockholders' Approval.  From and after
              -------------------------------------------------
    the Registration Date, no amendment by the Board shall, without approval by the affirmative votes of the holders of a majority of the shares present, or represented, and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum is present, either in person or by proxy, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Company, materially increase the benefits accruing to Section 16 "insiders" under the Plan or take any other action that would require the approval of such stockholders pursuant to Rule 16b-3.